EXHIBIT 4.3

                              US AIRWAYS, INC.

          6.82% Pass Through Certificates, Series 1998-1, Class C

                             AMENDMENT NO. 1 TO
                           REGISTRATION AGREEMENT


                                                           January 20, 1999


 AIRBUS INDUSTRIE FINANCIAL SERVICES
 2nd Floor
 George's Dock House
 International Financial Center
 Dublin 1, Ireland

 Dear Sirs:

           Reference is made to the Registration Agreement dated as of December 14, 1998 (the "Registration Agreement"), by and between US Airways, Inc., a Delaware corporation ("US Airways" or the "Issuer") and Airbus Industrie Financial Services, a corporation organized under the laws of Ireland (the "Purchaser"), and agreed to by State Street Bank and Trust Company, solely in its capacity as trustee (the "Trustee") of the US Airways Pass Through Trust 1998-1C (the "Class C Trust"). Capitalized terms used but not specifically defined herein are defined in the Registration Agreement and, if not defined therein, in the Purchase Agreement dated as of December 14, 1998 by and between US Airways and the Purchaser pursuant to which US Airways issued and sold its 6.82% Class C Pass Through Certificates, Series 1998-1 to the Purchaser. The parties to the Registration Agreement hereby agree as follows:

           1. Paragraphs 1 and 2 of Section 1 of the Registration Agreement shall be amended and restated as follows:

                1. Registered Exchange Offer. US Airways shall, at its cost, prepare and, not later than seventy-five (75) days after the Closing Date (or, if the 75th day is not a business day, the first business day thereafter) (March 1, 1999, assuming the Closing Date is December 14, 1998), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "1933 Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders to cause the Class C Trust to issue and deliver to such Holders, in exchange for the Certificates, a like principal amount of pass through certificates (the "Exchange Certificates") of the Class C Trust with terms substantially identical in all material respects to the Certificates (except that the Exchange Certificates will not contain terms with respect to transfer restrictions or liquidated damages), shall use all reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the 1933 Act not later than one hundred fifty (150) days after the Closing Date (or, if the 150th day is not a business day, the first business day thereafter) (May 13, 1999, assuming the Closing Date is December 14, 1998), shall consummate the Exchange Offer not later than one hundred eighty (180) days after the Closing Date (or, if the 180th day is not a business day, the first business day thereafter) (June 14, 1999 assuming the Closing Date is December 14, 1998), and shall use all reasonable best efforts to keep the Exchange Offer Registration Statement effective under the 1933 Act until the close of business on the 180th day following the expiration of the Registered Exchange Offer (such period being called the "Exchange Offer Registration Period") for use by Exchanging Dealers (as defined below) as contemplated in Section 4(g) below or for use as contemplated by clause (ii) of the fourth paragraph of this Section 1.

                The Issuer shall give the Purchaser written notice (the "Issuer Effectiveness Notice") at least five (5) business days before the date on which the Issuer reasonably expects the Exchange Offer Registration Statement to be declared effective. The Purchaser may give the Issuer written notice (the "Purchaser Delay Notice") at any time after the date hereof but in no event later than two (2) business days after the date of the Issuer Effectiveness Notice of its request to delay the effective date of the Exchange Offer Registration Statement, and in such notice or in a written notice delivered promptly thereafter, the Purchaser will specify another date for the effective date which may not be later than 210 days after the Closing Date (the length of such delay, the "Delay Period"). The Issuer will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective as requested by the Purchaser in a valid notice, provided that the Issuer will have at least sixty
      (60) days from the date of the notice to have the Exchange Offer Registration Statement declared effective. The one hundred fifty
      (150) day and one hundred eighty (180) day periods described above will be extended by the Delay Period.

           2. Paragraph 1 of Section 2 of the Registration Agreement shall be amended and restated as follows:

                2. Shelf Registration. If: (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Issuer determines that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated by the 180th day after the Closing Date (which day shall be extended by the Delay Period, if any, and if such day is not a business day, the first business day thereafter) (June 14, 1999, assuming (a) the Closing Date is December 14, 1998 and (b) there is no Delay Period), (iii) the Purchaser so requests if it so determines that any Holder is not eligible to participate in the Registered Exchange Offer; (iv) the Purchaser so requests with respect to Certificates not eligible to be exchanged for Exchange Certificates in the Registered Exchange Offer; (v) the Purchaser so requests if it so determines that any Holder that participates in the Registered Exchange Offer does not or will not receive freely transferable Exchange Certificates in exchange for tendered Certificates (including as a result of the Holder being required under applicable law to deliver a prospectus in connection with any resale of Exchange Certificates) or the Purchaser holds Private Exchange Certificates (in the case of clause (iii), (iv) or (v), the Purchaser may make the determination or request at any time after the Closing Date and shall communicate such determination or request to the Issuer in writing and, in connection therewith, if such notice is given prior to the consummation of the Registered Exchange Offer, the Purchaser may request that the Issuer and the Class C Trust cease performing their obligations under Section 1, in which event, the Issuer's and the Class C Trust's obligations under Section 1, as well as any liabilities of the Issuer under
      Section 3 related to Section 1, shall terminate); or (vi) if the Issuer so elects, the following provisions shall apply:

           3. The parties acknowledge that the provisions of Section 3 of the Registration Agreement shall be subject to the terms of this amendment.

           4. Upon the effectiveness of this amendment, all references in the Registration Agreement and all other agreements, documents, certificates, exhibits and instruments executed pursuant thereto, to the Registration Agreement including, without limitation, references to "this Agreement," "hereunder," "hereof," "herein" and words of like import contained in the Registration Agreement shall, except where the context otherwise requires, mean and be a reference to the Registration Agreement as amended hereby.

           5. Except as expressly amended hereby, all of the provisions of the Registration Agreement shall remain unaltered and in full force and effect and, as amended hereby, the Registration Agreement is in all respects agreed to, ratified and confirmed by the parties hereto.

           6. This amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           7. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

           8. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


           Please confirm that the foregoing correctly sets forth the agreement between US Airways and you.


                               Very truly yours,

                               US AIRWAYS, INC.


                               By: /s/ Thomas A. Mutryn
                                   -------------------------------
                                   Name:  Thomas A. Mutryn
                                   Title: Senior Vice President of
                                            Finance and Chief
                                            Financial Officer


 CONFIRMED AND ACCEPTED
  as of the date first above written:


 AIRBUS INDUSTRIE FINANCIAL SERVICES


 By: /s/ P. Beroves
     ----------------------------
     Name:  P. Beroves
     Title: Director



 (counterpart signature page for Amendment No. 1 to Registration Agreement)


 CONFIRMED AND ACCEPTED
 as of the date first above written:


 STATE STREET BANK AND TRUST
   COMPANY, as Trustee


 By: /s/ Ruth A. Smith
     ---------------------------
     Name:  Ruth A. Smith
     Title: Vice President